EXHIBIT 99.1
January 31, 2023
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter 2022 Results

Hammond, Louisiana, January 31, 2023 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2022.

2022 marked another very successful year for First Guaranty Bancshares, Inc. Earnings increased for the fifth year consecutively. The number of consecutive quarters with a quarterly dividend paid to shareholders increased to 118. Total assets broke through the $3 billion mark to a total of $3,151,347,000 compared to $2,878,120,000 as of the end of December 2021, an increase of 9% year over year. The loan portfolio increased to $2,519,077,000 from $2,159,359,000, an increase of 17% year over year. Asset quality continued to improve as the Texas capital ratio dropped from 6.63% as of December 31, 2021 to 4.48% as of December 31, 2022. The Texas capital ratio was 13.54% as of January 2021. The lower the Texas capital ratio is, the better.

The increase in earnings for the year was modest, $1,600,000 as noted above. The loan portfolio increased in size by 17%. The net earnings were limited by the increase in interest expense as the Federal Reserve raised rates to try to control inflation. The key number is the yield rate on interest earning assets. For the three month period ending December 31, 2021, the yield rate was 5.35%; however, that included PPP fees. If the PPP fees were taken out of that number, the yield rate reduces to 5.12%. For the three months ending December 31, 2022, the yield was 5.77%, an increase of 65 basis points. When you match the significantly higher size of the portfolio with the significantly higher yield as of December 2022, it is clear that First Guaranty Bancshares, Inc. is positioned for significantly stronger earnings in 2023.

Our original markets continue to be strong. Texas, West Virginia and Kentucky have all become major contributors to growth, as expected. The entry into the Houston, Texas market is in process. The table is set for continued financial success. We have continued to improve and strengthen our personnel. We have made significant improvements in our IT processes and our internal loan production processes. We have continued to improve our facilities.

We continue to make First Guaranty Bancshares, Inc. stronger and safer.

Thank you for your continued support.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents:
Cash and due from banks	$82,796	$261,749
Federal funds sold	423	183
Cash and cash equivalents	83,219	261,932

Investment securities:
Available for sale, at fair value	131,458	210,620
Held to maturity, at cost (estimated fair value of $242,560 and $150,585 respectively)	320,068	153,536
Investment securities	451,526	364,156

Federal Home Loan Bank stock, at cost	6,528	1,359
Loans held for sale	—	—

Loans, net of unearned income	2,519,077	2,159,359
Less: allowance for loan and lease losses	23,518	24,029
Net loans	2,495,559	2,135,330

Premises and equipment, net	58,206	58,637
Goodwill	12,900	12,900
Intangible assets, net	4,979	5,922
Other real estate, net	113	2,072
Accrued interest receivable	13,002	12,047
Other assets	25,315	23,765
Total Assets	$3,151,347	$2,878,120

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$524,415	$532,578
Interest-bearing demand	1,460,259	1,275,544
Savings	205,760	201,699
Time	533,358	586,671
Total deposits	2,723,792	2,596,492

Short-term advances from Federal Home Loan Bank	120,000	—
Short-term borrowings	20,000	—
Repurchase agreements	6,442	6,439
Accrued interest payable	4,289	4,480
Long-term advances from Federal Home Loan Bank	—	3,208
Senior long-term debt	21,927	25,170
Junior subordinated debentures	15,000	14,818
Other liabilities	4,906	3,624
Total Liabilities	2,916,356	2,654,231

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares outstanding; 10,716,796 shares issued	10,717	10,717
Surplus	130,093	130,093
Retained earnings	76,351	56,654
Accumulated other comprehensive (loss) income	(15,228)	(6,633)
Total Shareholders' Equity	234,991	223,889
Total Liabilities and Shareholders' Equity	$3,151,347	$2,878,120
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share data)	2022	2021	2022	2021
Interest Income:
Loans (including fees)	$35,579	$27,724	$126,002	$103,353
Deposits with other banks	400	106	1,324	316
Securities (including FHLB stock)	2,328	2,344	9,250	8,248
Total Interest Income	38,307	30,174	136,576	111,917

Interest Expense:
Demand deposits	10,016	2,015	21,419	7,237
Savings deposits	486	52	915	204
Time deposits	2,854	2,963	10,682	12,893
Borrowings	1,594	407	3,518	1,965
Total Interest Expense	14,950	5,437	36,534	22,299

Net Interest Income	23,357	24,737	100,042	89,618
Less: Provision for loan losses	758	243	3,656	2,055
Net Interest Income after Provision for Loan Losses	22,599	24,494	96,386	87,563

Noninterest Income:
Service charges, commissions and fees	796	765	3,160	2,699
ATM and debit card fees	815	913	3,406	3,562
Net (losses) gains on securities	—	(162)	(17)	714
Net gains on sale of loans	61	507	1,774	942
Other	830	751	2,686	2,843
Total Noninterest Income	2,502	2,774	11,009	10,760

Total Business Revenue, Net of Provision for Loan Losses	25,101	27,268	107,395	98,323

Noninterest Expense:
Salaries and employee benefits	9,453	8,501	36,699	32,179
Occupancy and equipment expense	2,184	1,935	8,932	8,681
Other	7,067	6,668	25,374	23,008
Total Noninterest Expense	18,704	17,104	71,005	63,868

Income Before Income Taxes	6,397	10,164	36,390	34,455
Less: Provision for income taxes	1,276	2,115	7,506	7,158
Net Income	5,121	8,049	28,884	27,297
Less: Preferred stock dividends	582	582	2,328	1,384
Net Income Available to Common Shareholders	$4,539	$7,467	$26,556	$25,913

Per Common Share:[1]
Earnings	$0.42	$0.70	$2.48	$2.42
Cash dividends paid	$0.16	$0.16	$0.64	$0.60

Weighted Average Common Shares Outstanding	10,716,796	10,716,796	10,716,796	10,716,796
See Notes to Consolidated Financial Statements
[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$47,913	$400	3.31%	$281,028	$106	0.15%
Securities (including FHLB stock)	458,483	2,328	2.01%	373,514	2,344	2.49%
Federal funds sold	359	—	—%	191	—	—%
Loans held for sale	—	—	—%	21	—	—%
Loans, net of unearned income (6)	2,446,131	35,579	5.77%	2,056,487	27,724	5.35%
Total interest-earning assets	2,952,886	$38,307	5.15%	2,711,241	$30,174	4.42%

Noninterest-earning assets:
Cash and due from banks	19,905			17,896
Premises and equipment, net	58,036			58,849
Other assets	32,618			28,936
Total Assets	$3,063,445			$2,816,922

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,398,616	$10,016	2.84%	$1,210,596	$2,015	0.66%
Savings deposits	213,267	486	0.91%	203,447	52	0.10%
Time deposits	530,266	2,854	2.13%	593,171	2,963	1.98%
Borrowings	125,515	1,594	5.04%	50,313	407	3.21%
Total interest-bearing liabilities	2,267,664	$14,950	2.62%	2,057,527	$5,437	1.05%

Noninterest-bearing liabilities:
Demand deposits	548,031			523,067
Other	13,361			12,252
Total Liabilities	2,829,056			2,592,846

Shareholders' equity	234,389			224,076
Total Liabilities and Shareholders' Equity	$3,063,445			$2,816,922
Net interest income		$23,357			$24,737

Net interest rate spread (1)			2.53%			3.37%
Net interest-earning assets (2)	$685,222			$653,714
Net interest margin (3), (4)			3.14%			3.62%

Average interest-earning assets to interest-bearing liabilities			130.22%			131.77%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.14% and 3.62% for the above periods ended December 31, 2022 and 2021 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2022 and 2021 respectively.
(5)Annualized.
(6)Includes loan fees of $1.5 million and $2.8 million for the three months ended December 31, 2022 and 2021 respectively. PPP loan fee income of $20,000 and $1.2 million was recognized for the three months ended December 31, 2022 and 2021 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Years Ended December 31, 2022			Years Ended December 31, 2021
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$130,406	$1,324	1.02%	$258,916	$316	0.12%
Securities (including FHLB stock)	452,213	9,250	2.05%	332,566	8,248	2.48%
Federal funds sold	256	—	—%	1,052	—	—%
Loans held for sale	—		—%	16	—	—%
Loans, net of unearned income (6)	2,298,273	126,002	5.48%	2,014,095	103,353	5.13%
Total interest-earning assets	2,881,148	$136,576	4.74%	2,606,645	$111,917	4.29%

Noninterest-earning assets:
Cash and due from banks	18,833			15,077
Premises and equipment, net	58,197			59,739
Other assets	29,509			26,551
Total Assets	$2,987,687			$2,708,012

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,362,396	$21,419	1.57%	$1,082,922	$7,237	0.67%
Savings deposits	212,329	915	0.43%	191,967	204	0.11%
Time deposits	546,776	10,682	1.95%	655,025	12,893	1.97%
Borrowings	75,962	3,518	4.63%	82,565	1,965	2.38%
Total interest-bearing liabilities	2,197,463	$36,534	1.66%	2,012,479	$22,299	1.11%

Noninterest-bearing liabilities:
Demand deposits	552,786			477,802
Other	9,669			10,619
Total Liabilities	2,759,918			2,500,900

Shareholders' equity	227,769			207,112
Total Liabilities and Shareholders' Equity	$2,987,687			$2,708,012
Net interest income		$100,042			$89,618

Net interest rate spread (1)			3.08%			3.18%
Net interest-earning assets (2)	$683,685			$594,166
Net interest margin (3), (4)			3.47%			3.44%

Average interest-earning assets to interest-bearing liabilities			131.11%			129.52%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.48% and 3.44% for the above periods ended December 31, 2022 and 2021 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2022 and 2021 respectively.
(5)Includes loan fees of $7.8 million and $7.2 million for the years ended December 31, 2022 and 2021 respectively. PPP loan fee income of $1.3 million and $2.0 million was recognized for the years ended December 31, 2022 and 2021 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022:

	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$233,091	9.2%	$204,640	8.4%	$175,221	7.6%	$200,504	9.0%
Farmland	24,823	1.0%	24,556	1.0%	28,152	1.2%	31,840	1.4%
1- 4 Family	366,330	14.5%	352,501	14.5%	310,403	13.5%	293,773	13.1%
Multifamily	119,785	4.7%	118,273	4.9%	105,454	4.6%	69,264	3.1%
Non-farm non-residential	992,929	39.3%	981,954	40.5%	962,442	41.8%	894,105	40.0%
Total Real Estate	1,736,958	68.7%	1,681,924	69.3%	1,581,672	68.7%	1,489,486	66.6%
Non-Real Estate:
Agricultural	39,045	1.5%	47,642	2.0%	37,164	1.6%	28,850	1.3%
Commercial and industrial(1)	385,279	15.3%	365,549	15.1%	397,233	17.3%	412,672	18.4%
Commercial leases	317,574	12.6%	281,010	11.6%	237,560	10.3%	257,323	11.5%
Consumer and other	47,864	1.9%	48,188	2.0%	48,448	2.1%	48,702	2.2%
Total Non-Real Estate	789,762	31.3%	742,389	30.7%	720,405	31.3%	747,547	33.4%
Total loans before unearned income	2,526,720	100.0%	2,424,313	100.0%	2,302,077	100.0%	2,237,033	100.0%
Unearned income	(7,643)		(6,986)		(6,339)		(5,914)
Total loans net of unearned income	$2,519,077		$2,417,327		$2,295,738		$2,231,119
(1) Includes PPP loans fully guaranteed by the SBA of $5.9 million, $6.1 million, $12.0 million, and $20.2 million at December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Nonaccrual loans:
Real Estate:
Construction and land development	$225	$104	$—	$257
Farmland	290	290	290	291
1- 4 family	3,826	3,646	3,148	3,266
Multifamily	—	—	—	—
Non-farm non-residential	3,746	2,629	2,925	8,172
Total Real Estate	8,087	6,669	6,363	11,986
Non-Real Estate:
Agricultural	1,622	1,645	1,791	1,690
Commercial and industrial	819	876	864	671
Commercial leases	1,799	—	152	—
Consumer and other	1,239	1,168	991	784
Total Non-Real Estate	5,479	3,689	3,798	3,145
Total nonaccrual loans	13,566	10,358	10,161	15,131

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	427	326	—	21
Farmland	—	—	—	—
1- 4 family	332	359	210	170
Multifamily	157	13	—	162
Non-farm non-residential	103	318	508	478
Total Real Estate	1,019	1,016	718	831
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	123	444	123	123
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	123	444	123	123
Total loans 90 days and greater delinquent & accruing	1,142	1,460	841	954

Total non-performing loans	14,708	11,818	11,002	16,085

Real Estate Owned:
Real Estate Loans:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	113	249	218	362
Multifamily	—	—	—	—
Non-farm non-residential	—	1,418	1,416	1,492
Total Real Estate	113	1,667	1,634	1,854
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	113	1,667	1,634	1,854

Total non-performing assets	$14,821	$13,485	$12,636	$17,939

Non-performing assets to total loans	0.59%	0.56%	0.55%	0.80%
Non-performing assets to total assets	0.47%	0.44%	0.43%	0.62%
Non-performing loans to total loans	0.58%	0.49%	0.48%	0.72%
Nonaccrual loans to total loans	0.54%	0.43%	0.44%	0.68%
Allowance for loan and lease losses to nonaccrual loans	173.36%	226.57%	232.09%	159.57%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2022	2021	2020	2019	2018
Tangible Common Equity
Total shareholders' equity	$234,991	$223,889	$178,591	$166,035	$147,284
Adjustments:
Preferred	33,058	33,058	—	—	—
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,355	5,051	5,815	6,527	2,704
Tangible common equity	$184,678	$172,880	$159,876	$146,566	$141,108
Common shares outstanding[1]	10,716,796	10,716,796	10,716,796	10,716,796	10,657,245
Book value per common share[1]	$18.84	$17.81	$16.66	$15.49	$13.82
Tangible book value per common share[1]	$17.23	$16.13	$14.92	$13.68	$13.24
Tangible Assets
Total Assets	$3,151,347	$2,878,120	$2,473,078	$2,117,216	$1,817,211
Adjustments:
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,355	5,051	5,815	6,527	2,704
Tangible Assets	$3,134,092	$2,860,169	$2,454,363	$2,097,747	$1,811,035
Tangible common equity to tangible assets	5.89%	6.04%	6.51%	6.99%	7.79%
[1]All share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.